EXHIBIT 2

                        Form of Share Exchange Agreement

Axonyx Inc.
500 Seventh Avenue, 10th Floor
New York, NY 10018
Attention: Marvin Hausman, M.D., CEO

      Re: Share Exchange

Dear Dr. Hausman:

      The undersigned (the "Seller") is the holder of that number of shares of the common stock, par value $0.001 per share, of Oxis International, Inc., a Delaware corporation ("Oxis"), set forth on the signature page of this letter (the "Shares"). This letter sets forth the terms of our agreement to exchange the Shares for shares of common stock of Axonyx Inc. ("Axonyx") in accordance with the terms below.

      1. Share Exchange. Subject to the terms and subject to conditions of this letter agreement, the undersigned hereby agrees to exchange all of the Shares for shares of common stock of Axonyx ("Axonyx Common Stock"), at an exchange ratio of 0.1157187 (the "Exchange Ratio"); that is, each share of Oxis common stock will be exchanged for 0.1157187 share of Axonyx Common Stock. The Exchange Ratio is based upon the average reported closing prices for the common stock of Oxis and Axonyx for the ten-day trading period commencing December 26, 2003 and ending January 9, 2003. Fractional shares of Axonyx Common Stock will not be issued; any fractional share of Axonyx Common Stock issuable upon the exchange for shares of Oxis Common Stock will be rounded up to the next nearest whole share of Axonyx Common Stock.

      For example, if the undersigned holds 100,000 shares of Oxis Common Stock, the number of Exchange Shares to be issued would be 11,571.87 shares of Axonyx Common Stock, which after rounding up for the fractional share interest, would equal 11,572 shares.

      2. Deliveries. The Seller has executed this letter agreement and has delivered a copy by fax to Axonyx's counsel, Ehrenreich Eilenberg & Krause LLP (Fax no. 212-986-2399, Attention: Adam Eilenberg, Esq.). Immediately, and not more than two (2) business days following our receipt of a signed signature page of this letter agreement from Axonyx, the undersigned shall deliver to such counsel by Federal Express or other overnight courier at 11 East 44th Street, 17th Floor, New York, NY 10017, an original executed copy of the signature page of this letter agreement, together with (a) an originally executed stock power, with signature guarantee, in the form attached hereto as Exhibit A (the "Stock Power"), relating to the Shares and (b) either the original share certificate evidencing the Shares or an originally executed lost stock certificate affidavit in the form attached hereto as Exhibit B. The signature guaranty shall be executed by a bank or other financial institution, including a brokerage firm. As soon as practicable, and in any event not more than ten (10) business days following delivery by Axonyx of a signed signature page to this letter agreement to the undersigned, Axonyx shall cause to be delivered a share certificate reflecting the Exchange Shares. If the undersigned does not receive a signed copy of this letter agreement within ten (10) business days of delivering to Axonyx a signed copy of this letter, the obligations of the Seller hereunder shall terminate.

      3. Registration Rights. The Seller acknowledges that the Exchange Shares to be issued by Axonyx will be "restricted securities" and will not be registered under the federal securities laws, and therefore will bear a restrictive legend to that effect. Within 10 days following the declaration of effectiveness of a registration statement on Form S-3 relating to the resale of shares of Axonyx Common Stock purchased by the investors in a $50 million dollar investment round, as described in Axonyx's Form 8-

K filed on January 12, 2004, Axonyx shall file a registration statement on Form S-3 relating to the resale of the Exchange Shares (the "Resale S-3") and shall use its best efforts thereafter to cause the Resale S-3 to be declared effective by the Securities and Exchange Commission. Axonyx shall bear the costs and expenses relating to the Resale S-3 customarily borne by the issuer filing a resale registration statement for the holders of its securities.

      4. Representations and Warranties of the Seller. The undersigned hereby represents and warrants to Axonyx as follows:

              (a) Organization, Authority and Qualification. [If the Seller is an entity:] The Seller is a corporation, limited liability company, limited partnership, trust or other entity duly organized, validly existing and in good standing under the laws of its incorporation or formation and has the requisite power and authority to execute and deliver this letter agreement and any of the Exhibits contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by the Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller.

              (b) Ownership of the Shares. The Seller is the beneficial and record owner of and has good, valid and marketable title to all of the Shares, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights.

              (c) No Consents. Except as may be required under the Securities Act of 1933, and subject to Axonyx's counsel providing any opinions in connection therewity, the Seller is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the exchange of the Shares for the Exchange Shares.

              (d) Investment Intent. The Exchange Shares which are being acquired by the Seller in exchange for the Shares are being acquired for the Seller's own account, not as nominee or agent, and not with a view towards the resale or distribution of all or any part of the Exchange Shares. The Seller has no intention of selling, transferring or distributing as a dividend or otherwise any part of the Exchange Shares and has not entered into any agreement or understanding with any party to do so.

              (e) Seller's Actions. The Seller has not acted and will not act in concert with any other stockholder of Oxis, either in the negotiation and execution of this letter agreement or in connection with the consummation of the transactions contemplated hereunder. The Seller is not a member of any "group", as defined under the federal securities laws, with respect to the Seller's ownership or sale of the Shares, the voting thereof, or otherwise in connection with Oxis, and the Seller has no agreement, written or oral, with any stockholder of Oxis or any third party relating to any matter concerning the affairs of Oxis. The Seller acknowledges that the Seller has separately negotiated with Axonyx the terms and conditions of this letter agreement and that the delivery of a signed copy hereof to Axonyx does not mean that Axonyx has made any offer to the Seller to acquire the Shares or that the Seller is making an offer to Axonyx to sell the Shares to it. The Seller is not acquiring the Exchange Shares as a result of any general solicitation or general advertisement by Axonyx, or any offer or other limited solicitation by Axonyx to stockholders of Oxis.

              (f) Seller' Status. The Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

              (g) Experience of the Seller. The Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Seller is able to bear the economic risk of an


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investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

      5. Representations and Warranties of Axonyx. In order to induce the Seller to enter into this letter agreement, Axonyx hereby represents and warrants to the Seller as follows:

              (a) Organization, Authority and Qualification. Axonyx is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by Axonyx and the consummation by Axonyx of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Axonyx.

              (b) No Consents. Axonyx is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the issuance of the Exchange Shares in exchange for the Shares or any of the other transactions contemplated hereunder.

              (c) Issuance of the Exchange Shares. The Exchange Shares, when issued, will be duly authorized by all necessary corporate action by Axonyx, and will be duly and validly issued, fully paid and non-assessable shares of common stock of Axonyx.

              (d) Investment Intent. The Shares which are being acquired by Axonyx in exchange for the Exchange Shares are being acquired for Axonyx's own account, not as nominee or agent, and not with a view towards the resale or distribution of all or any part of the Shares. Axonyx has no intention of selling, transferring or distributing as a dividend or otherwise any part of the Shares and has not entered into any agreement or understanding with any party to do so.

              (e) SEC Reports. Axonyx has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6. Further Assurances. The Seller and Axonyx shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as the Seller or Axonyx, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

      7. Amendment. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

      8. Governing Law. This letter agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, as applied to agreements entered into and wholly performed within such State.


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

      9. Counterparts. This letter agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire letter agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this letter agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

      10. Entire Agreement. This letter agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

                    [REMAINDER OF PAGE INTENTIONALLY OMITTED]


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

      If this letter agreement accurately sets forth our agreement, please sign below where indicated.

Dated:  January __, 2004

                                    Sincerely,

                                    ______________________, SELLER

                                    _______________________________
                                    Name:    ______________________
                                    Title:   ______________________

                                    Address:          ______________________
                                                      ______________________
                                                      ______________________
                                    Telephone:        ______________________
                                    Fax:              ______________________
                                    Email:            ______________________

                                    Social Security or Taxpayer
                                       Identification No.:

                                    _______________________________

No. Shares of Oxis Common Stock being exchanged: ___________________________

AGREED:

Date: January 15, 2004

AXONYX INC.

By: /s/ MARVIN S. HAUSMAN
    ---------------------
Name:    Marvin S. Hausman
Title:   Chairman of the Board and
         Chief Executive Officer


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

                                                                       EXHIBIT A

                                   STOCK POWER

      FOR VALUE RECEIVED, the undersigned, __________________________ ("Transferor"), does hereby sell, assign and transfer to Axonyx Inc., _______ shares of the common stock of Oxis International, Inc., a Delaware corporation ("Oxis"), standing in the name of Transferor on the books of Oxis and evidenced by Certificate No. ____, dated ________ __, _____ (the "Shares"). Transferor hereby irrevocably constitutes and appoints the Secretary of Axonyx Inc. as Transferor's true and lawful attorney with full power of substitution, to effectuate the transfer the Shares on the register of transfers and books of Oxis, and hereby ratifies and confirms all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: As of January __, 2004

                                    TRANSFEROR:

                                    -------------------------------------------
                                    Name:
                                    Title:

SIGNATURE GUARANTEED:


------------------------------------
Name:
Title:


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

                                                                       EXHIBIT B

                  LOST STOCK AFFIDAVIT AND INDEMNITY AGREEMENT

      _______________[, the _________ of ENTITY NAME], being duly sworn, deposes and says that:

              1. __________________ (the "Holder") am the legal and beneficial owner of _____ shares (the "Shares") of common stock of Oxis International, Inc., a Delaware corporation (the "Company"), represented by Certificate No. __ for _____ shares (the "Certificate"). [If Holder is an entity, add the following: I am the duly appointed and current _________ of the Holder.]

              2. The Holder is unable to deliver the Certificate to the Company for cancellation and reissuance to Axonyx Inc., the purchaser of the Shares, since the Certificate has been lost. The Holder has attempted, unsuccessfully, to locate the Certificate.

              3. No instrument of transfer, assignment or conveyance of the Shares was at any time executed and delivered to any person; nor were the Shares, in whole or in part, or any interest therein, otherwise transferred, assigned or conveyed at any time to any person.

              4. The Holder hereby irrevocably disclaims any and all right, title and interest whatsoever in and to the Certificate, and any proceeds thereof, and covenants and agrees to at no time assert any claim to any such right, title or interest against the Company and Axonyx relating to the Shares.

              5. The Holder hereby further covenants and agrees, for itself and its successors and assigns, if applicable, to indemnify and hold the Company and Axonyx and their respective successors and assigns harmless from any and against and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, interest, penalties and attorneys' fees and disbursements) whatsoever which the Company or Axonyx and/or any such successors or assigns may hereafter sustain or incur by reason or in connection with any claim made by any person in respect of the Certificate.

              6. The Holder hereby further covenants and agrees that in the event the Certificate shall at any time hereafter come into its possession, the Holder shall forthwith deliver the same to the Company for cancellation.

Dated:  January __, 2004
                                    ____________________, [HOLDER]

                                    By:_________________
                                    Name:
                                    Title:


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